Exhibit 10.4

                EMPLOYMENT AND DEFERRED COMPENSATION AGREEMENT
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            AGREEMENT, dated as of October 1, 2000, between YACOV PSHTISSKY
(hereinafter called "Pshtissky") and VICON INDUSTRIES, INC., a New York corporation, having its principal place of business at 89 Arkay Drive, Hauppauge, New York 11788 (hereinafter called the "Company").

          WHEREAS, Pshtissky has previously been employed by the Company, and

          WHEREAS, the Company and Pshtissky mutually desire to assure the continuation of Pshtissky's services to the Company,

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties covenant and agree as follows:

          1.   Employment. The Company shall employ Pshtissky as its Vice
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President of Technology and Development throughout the term of this Agreement, and Pshtissky hereby accepts such employment. Pshtissky shall report to the CEO or upon mutual agreement his designee. If Pshtissky chooses not to report to someone other than the CEO and as a result resigns from the Company, then he shall be free from the restrictions of Paragraph 4 and the Company shall have no obligation to him for severance under Paragraph 5.

          2.      Term.  The term of this  Agreement  shall commence as of the
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date of this  Agreement  and end on  September  30,  2003,  unless  terminated earlier by the Company for cause.

          3.    Compensation.
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                 A.     The Company shall pay Pshtissky a base salary
of $135,000 per annum, subject to periodic adjustment as determined by the CEO of the Company with Board of Directors approval, but in any event shall

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not be less than the base salary so indicated.  Beginning October 1, 2001 to the end of this agreement, the base salary shall be adjusted upward by an amount at least equal to the Consumer Price Index - All Urban Consumers factor for the previous twelve months.

            B.    Pshtissky's   base  salary  shall  be  payable   monthly  or
bi-weekly.
            C. Pshtissky shall also be entitled to participate in any life insurance, medical, dental, hospital, disability or other benefit plans as may from time to time be made available to non-executive officers of the Company, subject to the general eligibility requirements of such plans.

            4. Covenant not to Compete. Pshtissky agrees that during the term of
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this Agreement and for a period  thereafter  equal to the length of severance as calculated in paragraph 5A, he shall not directly or indirectly within the United States or Europe, or enter the employment of or render any services to any other entity engaged in, any business of a similar nature to or in competition with the Company's business of designing, manufacturing, and selling security equipment and protection devices in the United States and Europe. Pshtissky further acknowledges that the services to be rendered under this Agreement by him are special, unique, and of extraordinary character and that a material breach by him of this section will cause the Company to suffer irreparable damage; and Pshtissky agrees that in addition to any other remedy, this section shall be enforceable by negative or affirmative preliminary or
permanent  injunction  in  any  Court  of  competent   jurisdiction.   Pshtissky
acknowledges that he may only be released from this covenant if the Company materially breech's this agreement or provides a written release of this provision.

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            5. Severance Payment on Certain Terminations.
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            A. If either this Agreement expires,  or the Company terminates
Pshtissky's employment under this Agreement for reasons other than "Gross Misconduct", then Pshtissky, at his option, may elect to receive severance payments, without reduction for any offset or mitigation, in an amount equal to
(a) one-twelfth Pshtissky's annual base salary at the time of such termination multiplied by (b) the number of full years of Pshtissky's employment by the Company up to a maximum of 24 years.
            B. "Gross Misconduct" shall mean (a) a wilful, substantial and unjustifiable refusal, or inability due to drug or alcohol impairment, to perform substantially the duties and services required of his position; (b) fraud, misappropriation or embezzlement involving the Company or its assets; or
(c) conviction of a felony involving moral turpitude.

            Pshtissky's option to elect to receive a severance payment may be exercised only by written notice delivered to the Company within 90 days following the date on which Pshtissky receives actual notice of termination or this Agreement expires, as the case may be.

            In the event of an election under this section, payment of such severance shall be in lieu of any other obligation of the Company for severance payment or other post-termination compensation under this Agreement if any.

            The severance amount shall be paid in equal monthly payments over a 12-month period.

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            6. Termination Payment on Change of Control.
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            A. Notwithstanding any other provision of this Agreement, if a
"Change of Control" occurs without the consent of the Board of Directors, Pshtissky, at his option, may elect to terminate his obligations under this Agreement and to receive a termination payment, without reduction for any offset or mitigation, in an amount equal to three times his average annual base salary for the five years preceding the Change of Control, in either lump sum or extended payments over three years as Pshtissky shall elect.
            B. A "Change of Control" shall be deemed to have occurred if any entity shall directly or indirectly acquire beneficial ownership of 50% or more of the outstanding shares of capital stock of the Company.
            C. Pshtissky's option to elect to terminate his obligations and to receive a termination payment and to elect to receive a lump sum or extended payments may be exercised only by written notice delivered to the Company within 90 days following the date on which Pshtissky receives actual notice of Change of Control.

            7.    Deferred Compensation.
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            A.    6,875 shares of the Company's common stock now held
by the Company as treasury shares (the "Deferred Compensation Shares") shall be set aside and held by the Company for future distribution to Pshtissky under this paragraph.
            B.    As deferred compensation, and in addition to all
other compensation payable to Pshtissky, the Deferred Compensation Shares shall become the property of Pshtissky, and the Company shall deliver the certificates for the Deferred Compensation Shares to Pshtissky (or his executor of administrator), on the Transfer Date, registered in Pshtissky's name, within 10 days thereafter. The Transfer Date shall be the earliest of (i) the date of Pshtissky's death; (ii) the date as of which Pshtissky's employment by the Company involuntarily terminates; (iii) the date Pshtissky reaches age 60; or
(iv) the occurrence of a change of Control as defined in paragraph 6.

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      C.  Notwithstanding any other provision of this paragraph, Pshtissky shall not be entitled to any Deferred Compensation Shares if the Company terminates this Agreement for Gross Misconduct as defined in paragraph 5.
      D. Prior to the Transfer Date, Pshtissky's rights to the Deferred Compensation Shares shall not be transferrable and the Treasury Shares shall be the property of the Company.
      E. Pshtissky represents that he will be acquiring the Deferred Compensation Shares for investment only and without a view to the distribution thereof and that the Deferred Compensation Shares, when delivered to him, may constitute restricted stock under the Securities Act of 1933, and the regulations thereunder, and that the certificates therefor shall bear such legend relating to this subparagraph as the Company shall reasonably require.

     8. Death or  Disability.  The Company may terminate  this  Agreement at its
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sole option and determination if during the term of this Agreement (a) Pshtissky dies or (b) Pshtissky becomes so disabled for a period of six months that he is substantially unable to perform his duties under this Agreement for such period. The Company shall be the sole judge of whether Pshtissky is disabled or not.


      9. Arbitration. Any controversy or claim arising out of, or relating to
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this Agreement, or the breach thereof, shall be settled by arbitration in the
City of New York in accordance with the rules of the American Arbitration then in effect, and judgement upon the award rendered be entered and enforced in any court having jurisdiction thereof.

     10. Miscellaneous.
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            A. Except for stock options previously granted, this Agreement contains the entire agreement between the parties and supersedes all prior agreements by the parties relating to payments by the Company upon involuntary employment termination with or without cause, however, it does not restrict or limit such other benefits as the President may determine to provide or make available to Pshtissky.
            B. This agreement may not be waived, changed, modified or discharged orally, but only by agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.
            C. This Agreement shall be governed by the laws of New York State applicable to contracts between New York State residents and made and to be entirely performed in New York State.
            D. If any part of this Agreement is held to be unenforceable by any court of competent jurisdiction, the remaining provisions of this Agreement shall continue in full force and effect.
            E. This Agreement shall inure to the benefit of, and be binding upon, the Company, its successor, and assigns.

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      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement.

                                          VICON INDUSTRIES, INC.


                                         By__________________
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Yacov Pshtissky                            Kenneth M. Darby
Vice President - New Technology            CEO
 and Development                           Vicon Industries, Inc.

 Date:_________________                  Date:_________________